Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to use in this Amendment No. 2 to the Form S-1 Registration Statement of our report dated March 26, 2019, except as to the first paragraph of Note 2, as to which the date is January 10, 2020, relating to the consolidated financial statements of Tapinator, Inc. which appear in this Registration Statement.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/Liggett & Webb, P.A.

New York, New York

January 21, 2020